Exhibit 10.4

Financial Leasing Contract

Contract Number:  C1351HZ0911100087

Lessor:CMB Financial Leasing Co., Ltd.

Lessee: Henan Zhongpin Food Share Co., Ltd.

Ex 10.4 - 1

融资租赁合同（回租）

Table of Contents

Article One Definitions	3
Article Two Statement and guarantee	4
Article Three Nature of Transaction and leased equipment	5
Article Four The acquisition of leased equipment	5
Article Five Delivery, quality defects and claims of leased equipment	6
Article Six Lease term, lease payment, commission charge, security deposit and other expenses	6
Article Seven The ownership and Exercise Right	8
Article Eight The use, care and maintenance of leased equipment	9
Article Nine The damage or destruction risk of the leased facility and post-treatment	9
Article Ten Insurance	10
Article Eleven Guarantee	11
Article Twelve Disposal of leased equipment after expiration of the lease term	11
Article Thirteen The disposition under special circumstances	11
Article Fourteen Notification and assistance	12
Article Fifteen Liability for breach of contract	12
Article Sixteen Remedies for Breach of Contract	14
Article Seventeen Confidential item	15
Article Eighteen The validation, alteration, supplement of the contract and transfer of contractual rights	15
Article Nineteen Governing Law and Disputes Resolution	15
Article Twenty Appendixes to contract	15
Article Twenty-one Supplementary provisions	16

Ex 10.4 - 2

Financial leasing agreement

Party A: CMB Financial Leasing Co., Ltd.
Address: Suite 9F, Standard Chartered Bank Building, 201
Century Ave, Pudong New District, Shanghai City
Legal Representative: Guanghua Zhang
Postcode:200120
Contact: Xiangqian Tong
Tel: 021－6105 9999
Fax: 021－6105 9922

Party B: Henan Zhongpin Food Share Co., Ltd.
Address:21 Changge Road, Changge City, Henan Province
Legal Representative：Zhu Xianfu
Postcode：461500
Contact：Haobin Li
Tel：0374-6219786
Fax：0374-6219962

Under the principle of equality, freewill, integrity, mutual benefit and common development, and by friendly consultations, Party A and Party B agree to reach the following agreement (hereinafter “agreement” or “contract” for short) to comply with by both, according to contract law and other related laws and regulations in China:

Article One Definitions

In the agreement, unless there are other prescriptions in context:

1.1      Commence date: During the implementation process of this contract, the time a lessor start to record rents payment by a lessee.

1.2      commission charge: The service charge that a lessee pays to a lessor for the Finance leasing service they provide in prior period.

1.3      Expenses (or costs): The expenses that a lessor or a lessee should be responsible for in conducting the contract and the business under the agreement or the contract security.

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融资租赁合同（回租）

1.4      Claim: During the process of contract implementation, for the actual loss made not by their own fault, or resulted from the circumstances of that the opposing party should take responsibility pursuant to law and regulations, one party can ask the other for pecuniary compensation or other liabilities for breach contract.

1.5      Payment date: refer to the time of each payment stated in Appendix Three of this contract “rental payment table”, if the payment date is not a working day, then the payment date should be brought forward to previous working day

Article Two Statement and guarantee

2.1      The statement and assurance by Party A

2.1.1   Party A, a non-bank financial institution established and existed complying with the law of People’s Republic of China, has independent legal position and qualification of dealing leaseback operation.

2.1.2   Party A guarantees that it is internal authorized corresponding to the subscription and implementation of the contract.

2.1.3   Once the contract is signed, it turns into executable obligation that is legal, effective and promissory for Party A.

2.1.4   Party A signing or conducting the agreement does not violate that Party A is regarded as a Party or any contracts that has restrictions for Party A or its properties.

2.1.5   Party A carefully read through the contract and all items of the contract attachments, and wholly understood the meaning of each item and its implication that sealed contract authentically express. As to the item of responsibility exemption or restriction under the contract, Party A has reminded Party B to notice in a reasonable way and explained it.

2.1.6   Hereby Party A pledges to Party B that all statements is correct and no-misleading.

2.2      The statement and assurance by Party B

2.2.1   Party B is a company established and existed according to the law of People’s Republic of China, has independent legal position and the capabilities of civil acts and civil liabilities consistent with the business scope specified in its business license.

2.2.2   Party B guarantees that the sealed contract has obtained corresponding internal authority and permission of relative management department, and has gone through all necessary procedures according to law.

Party B guarantees to provide Party A with all permission files related to subscription and implementation of the agreement and takes the responsibility for its authenticity, validity and integrity; Party B has the right to sign this contract and attachments within, and other related contract or documents.

2.2.3   Party B pledges to have informed litigation, arbitration, other judicatory or administrative procedures that might affect the subscription and implementation of the contract and its attachments to Party A.

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融资租赁合同（回租）

2.2.4   Party B assures when breach of contract by Party B occurs, Party A has the qualification of ownership to enter the installation location and get back leased equipment successfully.

2.2.5   Party B guarantees to compile and provide all financial accounting statements and reports on time based on Party A’s requirements, including not limit to balance sheet, profit table, cash flow statement and its annotations, and is responsible for its authenticity, validity and integrity.

2.2.6   Party B pledges to provide enough disclosure of accounting statements to Party A. There is nothing not included in the accounting report or its annotations that might has an adverse impact on Party B’s financial situation or contingencies, include but not limit to guarantee or lawsuit.

2.2.7   Party B read through all articles of the contract and attachments, and fully comprehended its authentic meanings and connotations of various signed contract files. Party B has certificated the items that exempt or limit Party A’s liability provisions. Party A has adopted a reasonable manner to bring to Party B’s attention and explained accordingly.

2.2.8   Party B promises that the use of the leased equipment is within the business scope of Party B and will not violate any provision of laws and regulations, and projects that related to the leased equipment conformed to the laws and regulations and have obtained the approval of relevant administrative authorities.

2.2.9   Party B has complete ownership of the leased equipment when signing this contract, Party B is entitled to transfer the leased equipment according to the provisions of the contract, and transferred leased equipments are not involved in any collateral and other security interests and other rights, there is no possibility of claims by any third party at present or in the future.

2.2.10 Party B acknowledges and agrees that even though there are clauses in any contract signed by both parties that restrict or prohibit disclosure of any information of party B, this contract and relevant appendix or leased subject-matter, this will not affect the right of Party A to register in the finance lease registration system of Credit Information Center of People's Bank of China after signing this contract.

Article Three Nature of Transaction and leased equipment

3.1      Party A and Party B will conduct a leaseback according to this contract(or agreement). Party A agrees to purchase Party B’s production facilities in No. 1-4 prepared food production departments and in No. 1-6 cooling plants and cold storages, on which Party B promise that they have the lawful property rights and those equipments are without property flaw, and lease such equipments to Party B for use. Party B agrees to hold a lease and pay rents to Party A based on the agreement.

3.2      The details of the leased equipments are in Appendix One of this agreement: leaseback equipment list. ‘Leased equipments’ appeared in this agreement refers to equipments listed in Appendix One of this agreement: leaseback equipment list.

Article Four The acquisition of leased equipment

4.1      Party B aims at leaseback for use and fund raising, taking the way of sales leaseback to sale leased facility or equipment to Party A; on the basis of the above purposes of Party B, Party A pays the transfer price to buy rented facility which Party B sales to Party A.

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融资租赁合同（回租）

4.2      Party B needs to provide property right certificate, original invoices and other documents which Party A think necessary to Party A to prove that the leaseback asset belongs to Party B.

4.3      Both Party A and Party B conformably agree that Party B sales the leased equipments in Appendix One to Party A with for RMBRMB 40,000,000.00 RMB.

4.4      After the signatures and seals of the agreement, Party A shall be responsible for the fund to buy leased facility, while Party B shall be responsible to deliver property document which stated that leased equipments are owned by Party B, and make the insurance of leased equipment set forth in Article 10 of the contract. Once Party B provides all documents required by Party A, and there is no changes happen to the circumstances prescribed in those documents, those documents remain in force, or B has made reasonable explanations to changes, Party A shall pay the transfer price of the leased equipments set forth in Article 4.3 to Party B.

4.5      Party B should be responsible for the taxes and all costs occurred owing to transfer of the leased equipments under the contract.

Article Five Delivery, quality defects and claims of leased equipment

5.1      On the day when Party A pays the transfer price of leased equipments to Party B, the leased equipment that Party B rented back from Party A, shall be deemed that the equipments have delivered over from Party A (lessor) to Party B(lessee) in its good condition, while the ownership of those equipment has been transferred to Party A.  Party B should not raise any objection to the leased equipment.

5.2      Events, including but not limited to, delay in delivery, quality defects, and that the supplier does not fulfill the warranty obligations, occur to the leased equipment Party B purchases first and then transfers to Party A, Party B shall bring up a claim to supplier directly.

Article Six Lease term, lease payment, commission charge, security deposit and other expenses

6.1      The lease period for this contract is three years started from the commence date, the commence date is the day that Part A pays transfer price of leased equipment to Party B. rental payment is an equal amount for each term and paid after the term, referred to Appendix Two "rental payment schedule."

Lease term is a fixed time range. Within this range, Party B should not pause, or terminate the lease on the lease equipments.

6.2      After the determination of commence date, Party B should send to Party A Appendix Three  “rental payment table”, “rental payment table” added payment date for each payment upon the “rental payment schedule”. During the validity term of the contract, Party B should pay rents to Party A strictly according to sum, currency type, time and manner of payment stated in the contract and Appendix Three “rents payment table”. If the rental payment date is a public-holiday, then Party B shall pay the rent of current term on previous working day. Party A shall provide invoice to Party B after receiving the rent of current term from Party B.

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融资租赁合同（回租）

The obligation of Party B to pay rent and all other payables is unconditional, without impact of any reason. Under this contract Party B shall pay all payables in full amount to Party A, without any form of reduction and deduction.

6.3      The renting interest rate under this agreement is 9% less than the benchmark loan interest rate over the same period of People’s Bank of China. Within the leasing period, if the benchmark loan interest rate adjusts, Party A owns the right to adjust the leasing interest rate with accordant direction and same proportion. When interest rate adjusted, Party A does not need to get consent of Party B in advance, but should give notice to Party B in written form according to Appendix Four "Rent Adjustment Notice". The rents for periods before the date of interest rate adjustment as well as the rent for period involves interest rate adjustment remains unchanged, then from the next leasing period, the rental payment will be collected according to be the adjusted amount, Party B has also agreed to pay the rent to Party A according to the amount, currency, time, and manner of payment prescribed in "rent adjustment notice". "Rent Adjustment Notice" is an integral part of this contract.

As to the unpaid rents by Party B, in case interest rate increases, the rate should be adjusted according to new leasing interest rate. If interest rate falls down, Part B should pay rents according to the original leasing interest rate.

6.4      Before commerce date and within three working days, Party B should pay a lump sum of irrevocable commissions of RMB 600,000.00 to Party A.

6.5      Before commerce date and within three working days, Party B should pay a lump sum of leasing bail of RMB 3,200,000.00 to Party A. During the process Party B implementing contract, if breach of contract occurs, Party A owns the right to use leasing deposit to offset: (1) penalty, (2) other expenses, (3) Unpaid rent. At the same time, Party B shall fill deposit in time in accordance with the notification from Party A. If Party B fails to make up for margin requirements, Party A has the right to use each subsequent rent Party B pays in priority to make up margin. If there is no breach of contract happened during contract implementation term, the deposit will offset rents of last or last several periods.

6.6      Party B agrees to take the bank account opened in China Merchants Bank Zhengzhou West Main Street Branch (referred to debit bank) as the designated account that Party B receives payments from Party A at transfer price as Party A purchase the asset and Party B pays rents to Party A. Fund in this account should be given priority for rental payment and other payments under this contract.

Party B designate the following bank account to be the appointed account that receives payments from Party A at transfer price as Party A purchase the asset and Party B pays rents. (Hereinafter referred to "Party B Account"):

Issuing bank: China Merchants Bank Zhengzhou West Main Street Branch

Account name: Henan Zhongpin Food Share Co., Ltd.

Bank account: 371902006910901

Party B should deposit rents sum of the period two days before rents payday. Party B shall authorize issuing bank to transfer due rents from the appointed account directly to Party A’s account on the date of payments.

Party A designate the following bank account to be the appointed account that receives payments Party B pays to Party A. (Hereinafter referred to "Party A Account"):

Ex 10.4 - 7

融资租赁合同（回租）

Issuing bank: China Merchants Bank Shanghai Siping Branch

Account name: CMB Financial Leasing Co., Ltd.

Bank account: 121906597510606

Prior written notice shall be given to Party B within 30 working days in the event of changes in bank account designated by Party A.

Party A, Party B and debit Bank will sign a "payment authorization agreement" as Appendix Five of this contract.

6.7      The transfer date of the rent transferred from Party B’s Account is regarded as Party B’s pay date.

6.8      If Party B pays rents, leasing commission, leasing bail and other account payable in advance, it is treated as paid in payable date.

Article Seven The ownership and Exercise Right

7.1      Within the lease term, Party A is the only one who has the ownership towards leased assets. And the Party A has the right to take approach on lease equipment in ways that Party A deems appropriate to indicate that ownership of the leasing equipment and rental relations, Party B has the obligation to maintain the clearness and Completeness of marks of the leased equipments.

7.2      Within the term of the contract, Party B shall guarantee the ownership and disposition right Party A has on leased equipment, should not have the following acts which harm to the ownership and disposition right Party A has on leased equipment:

(1)      Modify or move lease equipment out of storage locations without obtaining the written consent from Party A;

(2)      Sublease or otherwise dispose leased equipment without obtaining the written consent from Party A;

(3)      Sold or transfer leased equipment to a third party;

(4)      Set up mortgage, pledge, lien right or other rights on leased equipment for third party;

(5)      Use leased equipment as an investment or cooperation conditions to establish a company or other organization;

(6)      Use leased equipment as security for proceeding or compensation for debt;

(7)      Other actions that harm the rights of Party B.

7.3      Within the lease term, If Party B does not breach the contract; Party B should guarantee the quiet possession of the leased equipment by Party A within the lease period.

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融资租赁合同（回租）

Article Eight The use, care and maintenance of leased equipment

8.1      Party B shall assume the obligation to maintain and repair the leased equipment to keep in a good operational position, and bears the expenses.

8.2      Party B should legally, safely and appropriately use leased equipment within its business scope in accordance with equipment’ design purposes, Operating manuals and instructions, included but not limited to developing operation specifications, equipped with professional operating personnel holding operating certificates.

8.3      Party B should build maintenance relationship with manufacturers and service providers, equip with professional maintenance organizations and personnel to conduct routine maintenance, repair and care. Party B can not stop paying the rent and other payments or terminate this contract for reason of occurrence of dispute with manufacturers and service providers.

8.4      During the process of repair and maintenance to leased equipment by Party B, if the major components of the leased equipment needs to be changed, Party B should acquire a written approval from Party A, the replaced and added components, devices and services on leased equipment due to repair and maintenance, should not involve any third party rights; for repair and maintenance purpose, the replaced and added components, devices and services on leased equipment,, automatically become an integral part of the leased equipment, transferred to Party A for free, the rent will not be adjusted thereby.

8.5      Party B should bear all costs and taxes that caused by the leased equipment itself and its setting, storage, use, maintenance, repair and maintenance.

8.6      Within the lease term, the leased equipments result in personal injury or property damage, Party B should be responsible for compensation, and Party A does not bear any liabilities.

8.7      Within the lease term, as for any actions of Party B that might damage the leased asset, Party A owns the right to holdback and asks Party B to take all necessary remedies measure, Party B must take such measure.

8.8      Within the lease term, if leased facility is out of possession of Party B not due to Party A’s fault, Party B should claim its right actively for return the facility. Whole expenses occurred due to claim right should be covered by Party B; And Party B should continually pay the rent and other payments in full amount on time.

8.9      Within the lease term, Party A reserves the right to check the status of leased equipment at any time, Party B shall accept, support and cooperate with on-site inspections of leased equipment carried out by project management personnel of Party A, and shall provide record report on the use, maintenance, and care of lease equipment as requested by Party A.

Article Nine The damage or destruction risk of the leased facility and post-treatment

9.1      As this project is a leaseback model, leased equipment is occupied by Party B all along, and there is no actual delivery of leased equipment, therefore damage or destruction risk of leased equipment shall be covered by Party B.

9.2      Once the damage or destruction of leased asset occurs, Party B should inform Party A immediately. Party A is able to choose one of the following methods. Party B is in charge to deal with it and cover all expenses.

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融资租赁合同（回租）

9.2.1   Recover or repair the leased equipment to normal condition for use;

9.2.2   Replace the alternatives that have the same condition with the leased equipment.

9.3      If the damage or destruction degree of rental equipment is unrecoverable and irreplaceable, Party A is entitled to terminate the contract in advance.

At this point, Party B is should pay all due and outstanding rent and other payments, after the above amount is paid, the ownership of the leased equipment was transferred to the Party B.

9.4      In the event of that damage or destruction of the leased property belongs to insurance accident, it should be handled based upon provision 10 of the contract. With regard to all other repairs that are not within the insurance coverage or not the deductible amount prescribed by Insurance Provisions, Party B shall be responsible to arrange for repairs and pay the resulting costs.

9.5      Even the above mentioned situation happened, without written approval from Party A, it has no influence on Party A receive rents and other payables according to the contract stipulation and Party B assume other obligations according to the agreement.

Article Ten Insurance

10.1    From the effective date of the contract, all the while with the insurance amount of less than book value from the commerce date, Party B as insurance applicant, shall insure all risks on leased facility taking Party A as the first beneficiary and keep it valid during the contract term, with insurance charge covered by Party B. Party B should provide original or photocopy of insurance policies/insurance endorsement for Party A’s custody.  Insurance company should be acknowledged by the Party A. Party B shall buy appropriate insurance as required by national laws, policies or industry practices at its own costs.

Party B should renew all of the above insurance within the 10 days before the expiration of the insurance policies or insurance contract, and Party B should provide the original version or copy of the renewal insurance policy / insurance endorsement to Party A in time.

If Party B refuses to fulfill its obligations under the terms of the contract, Party A has the right to insure or renew the insurance by himself. The expenses are covered by Party B. Within three working days upon receipt of insurance expense list, Party B should commit the corresponding payments to the Party A Account. If Party B does not pay the insurance fee in time or does not pay in full, Party A is also entitled to collect the liquidated damages by deducting from the rent and the deposit, which will not affect any other claims by Party A against Party B.

10.2    Once the insurance events happened, Party B should inform Party A and insurance company immediately on written notice to conduct inspection and claim, and provide all the necessary documents and take all necessary measures to ensure Party A receive insurance proceeds. In the event of the inspection and claim of determining risks are bungled by Party B’s fault, Party B should be responsible for claim from Party A.

10.3    After received insurance fund, Party A and Party B should negotiate and arrange the collection and disposal of the insurance fund according to the following principles.

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融资租赁合同（回租）

10.3.1 If total non-total loss occurred, Party B should use insurance fund to offset expenses, , under the premise of that Party B does not have any default payments to Party A, Party A authorizes Party B to get the insurance, Party B shall used the collected insurance for repair of equipments and continue using them. The contract continues to be performed.

10.3.2 If total loss occurred, the contract is terminated. Party B should use insurance fund based on following order to offset expenses, liquidated damages, compensation, due and undue rents that Party B owes to Party A. The remnant quits insurance should be delivered from Party A to Party B. In case that the remnant is not enough, Party B should make up for Party A.

10.4    Payments delay on insurance compensation can not be the reason that Party B should postpone payments to Party A. Party B can not use insurance claim right to offset any payables to Party A.

10.5    If due to Party B does not purchase insurance or an accident occurs outside the scope of the insurance coverage, damage to or destruction of leasing equipment resulted, action will be executed in accordance with Article nine of this contract.

Article Eleven Guarantee

Not applicable

Article Twelve Disposal of leased equipment after expiration of the lease term

12.1    At the expiration of leased period, the nominal price of rental facility charges RMB1.00.

12.2    When rental period expires, Part B has paid all debts on time under the contract (include but not limit to rents, nominal purchase price of leased property and other payables, etc.), the ownership of leased property transfers to Party B. Party B agreed to purchase leased equipment according to the status quo. Since Party B possesses and uses leased equipment all along, Party A will not make any statements and assurances on the performance and status of leased equipment.

Party A should cooperate with Party B in handling the transfer procedures of ownership of leased equipment, costs will be borne by the Party B.

Article Thirteen The disposition under special circumstances

13.1    In case of that one of the following circumstances happened on Party B, Party A owns the right to require Party B to provide appropriate guarantee within specified period. If Party B can not provide guarantee within specified period, Party B will be regarded as breach of contract under this contract.

13.1.1 State of operation is deteriorated seriously

13.1.2 Transfer property; withdraw the fund in order to avoid debt;

13.1.3 Lose business credit;

13.1.4 Lose or might lose the capability to fulfill debts.

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融资租赁合同（回租）

13.2    In case of there are some adverse changes on Party A’s creditor’s rights under the contract, informed by Party A , Party B should provide additional security that satisfies Party A’s requirements. If Party B has not provided security within reasonable period, Party B will be regarded as breach of the contract.

Article Fourteen Notification and assistance

14.1    Party B should carry out the following notification and assistance obligation

(1)      Party B should provide its quarterly financial report and annual auditing report to Party A within 15 working days after these reports were completed.

(2)      Party B should bring forth the record reports on the use, maintenance and repair of leased equipment to Party A within 15 days after the end of each fiscal year and accept the investigation of the operational condition of Party B by Party A.

(3)      If Party B changes registered capital, location, address, business scope or legal representative that was registered in business management department, Party A should be informed in written notice within seven working days after related change happened.

(4)      In case of that Party B needs to conduct leasing, contracting operation, joint-stock reform, pool, consolidation, merger, joint venture, separation, capital reduction, changes in equity ownership, transfer of significant assets and other behaviors that important enough to affect the realization of Party A’s rights and interests. Party B should notify Party A at least thirty working days in advance and obtain Party A’s written approval. Party A has the right to require Party B to take more guarantee approach or pay all outstanding rents and other payments immediately.

(5)      If events that are harmful to the normal operation of Party B or any other events that might place a significantly adverse influence on fulfilling the rental payment obligations under this contract happen, including but not limit to significant economic dispute, litigation, bankruptcy, and financial deterioration, Party B should inform Party A right away.

(6)      In the event of that Party B go out of business, dissolve, shutout and remedy, or business licenses revoked, Party B should inform Party A in written form within five working days after the occurrence.

(7)      On the basis of project and contract management requirement, Party A can ask for working assistance of other aspects from Party B. Party B should ratify on that.

(8)      Notification, assistance and Confidentiality obligations of Party B under this contract.

14.2 Whereas any notice given to Party B by the Party A under this contract, if it is through fax or e-mail, once enters into the system of Party B, shall be deemed to have been served; if notice is by post, after the seventh day of delivery, the written notice will be deemed as served.

Article Fifteen Liability for breach of contract

15.1 liability of Party A for breach of contract

15.1.1 If Party A fail to pay the specified transfer price in this contract to Party B, causing the contract can not be performed and Party B’s damages, Party A shall bear the liability

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融资租赁合同（回租）

15.1.2 If as a result of Party A’s excuses, Party B can not exercise its ownership towards the leased facility normally, Party A bears the liability for the loss of Party B.

15.2 liability of Party B for breach of contract

15.2.1 If Party B does not pay leasing commission or provide security based on the contract, Party A can stop perform obligations under the contract for a while; if within a month after the reminding from Party A, if Party B still does not pay over or provide guarantee, Party A has the right to terminate the contract. Party B shall be responsible for the loss caused by contract dissolution, including but not limit to the anticipated interest loss.

15.2.2 If Party B fails to pay the matured payable rent, fees, rental deposits and other payables specified in this contract, or fails to pay any fees paid on behalf of Party B by Party A on schedule, Party B shall pay 5/10000 of overdue amounts on a daily basis as liquidated damages to the Party A until the day of payoff.

15.2.3 If Party B breaks the notification and assistance duty in article 14.1 of this contract, but not seriously enough to harm the credit right of Party A, Party B should correct it within 5 days after getting the notice from Party A and take remedy measurement. If Party B refuse to correct or can not remedy, Party A has the right to request Party B pay  1/10000 of transfer price of leased equipment per ten days as liquidated damages to Party A

15.2.4 Once one of the following event occurs, Party B is regarded as fundamental breach of contract

(1)      Party B fails to pay the rental for three terms in a row or six month cumulatively complying with this contract.

(2)      Party B does not provide appropriate guarantee agreed in article 11 of this contract, still not provide within one month after receiving the notice from Party A;

(3)      Party B breaks the agreement in article 2.8, 6.1 9.3 and 13 of this contract;

(4)      In the event of that Party B has some actions detrimental to the ownership of leased facility of Party A or the leased facility itself stated in Article 7.2 and 8.7 under the contract, Party B refuse to correct or can not remedy after getting the notice from Party A;

(5)      If Party B breaks the notification and assistance duty in article 14.1 of this contract, and harms the credit right of Party A seriously;

(6)      Party B goes out of business, dissolved, suspended business for rectification   , business licenses revoked or become bankrupted;

(7)      Any statements, promises or other written statements related to this contract and its appendix that Party B gives to Party A are proved to be involving some misstatement when they are made.

(8)      Party B fails to carry out or comply with this contract or other promises or obligations in related agreement, has not taken any remedies within 30 days after receiving the written notice from Party A.

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15.2.5 Within the effective term of this contract, Party B clearly expressed to Party A of that it will not carried out this contract without reasonable excuses, or Party A has conclusive evidence to prove that Party B will not perform or cannot perform the contract when the  contract date comes, while the B has failed to additionally provide necessary performance guarantee or provided supplementary performance guarantee is not sufficient enough to ensure the fulfillment of this contract, then it is regarded as anticipatory breach of contract by Party B.

Article Sixteen Remedies for Breach of Contract

16.1 If Party B is considered as anticipatory breach of contract or a fundamental breach of contract, Party A not only has the right to request Party B to be responsibility for breach of contract and compensate for the losses in accordance with this contract, but also has the right to take one or more of the following remedies:

(1) terminate this contract before the due date, recourse from Party B all overdue rental payments, penalty, damages, all outstanding rents and other payables that Party B should pay under this contract;

(2) terminate this contract before the due date, retrieve or prohibit the use of leased equipment by Party B without going through the judicial process, and request Party B to compensate for all resulting losses;

(3) force Party B to fulfill this contract through legal procedings,  and request Party B to compensate Party A all losses and expenses resulting from the breach of contract (including legal fees, arbitration fees, lawyer fees and all other costs that occur due to cleanning up, etc.);

(4) take other lawful remedies.Such above measures taken by Party A will not affect other lawful rights of Party A under this contract, and will not affect other obligations borne by Party B under this contract in accordance with law.

16.2 Party A gets back leasing of equipment based on article 16.1, methods including but not limited to:

(1) take measures to make leased equipment dysfunctional;

(2) require Party B to deliver well-leased equipment to Party A in accordance with designated time and place, the resulting costs shall be borne by Party B;

(3) Party A or its agents directly enter into the location of leased equipment, immediately possess and transfer leased equipment, the resulting costs shall be borne by Party B. Party B has no right to demand Party A to compensate losses caused to itself and any third party due to the transfer or retrieval of leased equipment;

(4) after retracting leased equipment, Party A does no need to renovate or repair leased equipment, can dispose them directly, designate rating agencies by itself, use evaluated price as the value of the leased equipment, or directly sell leased equipment in accordance with the status of it when retracted, sale target could be any legal or natural person who needs leased equipment, sales proceeds will be regarded as the value of leased equipment. Party A agrees and confirms the above-mentioned lease equipment handling methods and resulting proceeds of Party B.

16.3 For the proceeds from disposal of leased equipment, Party A is entitled to pay in following order:

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(1) due to the full cost arising from the retrieval, transfer, storage, repair, handling of leased equipment or the implementation of this contract by Party A (including attorneys fees, taxes, etc.);

(2) all penalty, overdue rents, outstanding rents and any loss suffered by Party A shall be paid by Party B;

(3) any other unpaid amounts. If proceeds from the disposal are not enough to compensate for the deficient amount, Party B shall compensate for such deficient amount.. If there are proceeds left, it belongs to Party B.

Article Seventeen Confidential item

Both parties promise to keep relevant business privacy under the contract, if one party fails to fulfill Confidentiality Obligations resulting in the disclosure of the contents of this contract, once the breaching party receives written request from non-breaching party, should immediately stop any action that violates the contractual obligations, and eliminate any resulting adverse effects by all means. Otherwise, the non-breaching party has right to take all reasonable means to eliminate these effects, the defaulting party shall compensate the entire losses caused to the opposite party, and bear all arising costs.

Article Eighteen The validation, alteration, supplement of the contract and transfer of contractual rights

18.1 The contract becomes effective once the legal representatives or authorized persons of both Parties seal and sign the contract. The term of this contract starts from the effective date of this contract to the end of Party B fulfills all its obligations under this contract.

18.2 Once the contract becomes effective, besides specified in this contract, neither side can make an unauthorized change. If both parties need to modify certain items under the contract or make a complement on unsettled issues, another complement agreement should be made. The supplement agreement constitutes a part of this contract.

18.3 During the term of contract, Party A is entitled to transfer all or part of its rights under the contract to third party on the condition of that no damage to any contractual rights of Party B. Once such transfer occurs, Party A should notify Party B in written form for the relevant transfer within fifteen working days after the contract is concluded.

Article Nineteen Governing Law and Disputes Resolution

19.1 This contract is governed and interpreted by PRC laws.

19.2 Any dispute caused by or related to this contract, both sides agreed to submit to the China International Economic and Trade Arbitration Commission Shanghai Branch, and will arbitrate the dispute in accordance with the existing arbitration rules when submitting arbitration application. Arbitration award is taken as final and binding on both parties.

Article Twenty Appendixes to contract

The appendixes are an integral part of the contract, and have the same legal effect as this contract.

Appendix One Leaseback Equipment List

Ex 10.4 - 15

融资租赁合同（回租）

Appendix Two Rental Payment Schedule

Appendix Three Rental Payment Table

Appendix Four Rent Adjustment Notice

Appendix Five Payment Authorization Agreement

Article Twenty-one Supplementary provisions

This contract shall be executed in four counterparts, each of Party A and Party B shall hold two counterparts, all of which shall have the same legal effect.

（The remainder of this page is intentionally left blank）

Ex 10.4 - 16

融资租赁合同（回租）

Party A: CMB Financial Leasing Co.,Ltd.

(common seal)

Legal Representative/authorized representative:

(signature) /s/ Zhu Xi

Date: November 20, 2009

Party B: Henan Zhongpin Food Share Co., Ltd

(common seal)

Legal Representative/authorized representative:

(signature) /s/ Zhu Xiaowei

Date: November 18, 2009

Ex 10.4 - 17

融资租赁合同（回租）

Appendix One: Leaseback Equipments List

Leaseback equipment list includes production equipments in No. 1-4 prepared food production departments and in No. 1-6 cooling plants and cold storages as as listed below

No.	Name	Type	Quantity	Original Value	Net Value	Service Life	Economic Life	Producer	Location
I.Production equipments in No. 1 prepared-food production department
1	Punch machine	GCF	1	2,584,452.20	2,415,919.85	2008.12		hengshui	onsite
2	Standard Cutting Machine	KUX200VDC	1	1,577,881.22	1,466,604.98	2008.11			onsite
3	Standard Cutting Machine	KUX200VDC	1	1,577,881.22	1,466,604.98	2008.11			onsite
4	Automatic high-temperature and high-pressure Sterilization axe with double-door and two pots parallel	GT7C5SK 1200*3400	1	1,300,000.00	1,205,425.00	2008.11		zhoukou	onsite
5	vacuum sausage stuffer	VF680	1	1,125,969.58	1,054,029.88	2008.12		Hantman	onsite
6	vacuum sausage stuffer	VF680	1	1,062,512.33	993,225.81	2008.12		Hantman	onsite
7	vacuum sausage stuffer	VF680	1	1,062,512.33	993,225.81	2008.12		Hantman	onsite
8	vacuum sausage stuffer	VF680	1	1,034,402.74	966,949.25	2008.12		Hantman	onsite
9	vacuum sausage stuffer	VF680	1	1,034,402.74	966,949.25	2008.12		Hantman	onsite
10	Stainless steel water tanks	VF680	1	974,200.00	958,450.44	2009.6			onsite
11	vacuum sausage stuffer	VF680	1	591,951.34	562,957.84	2008.12		Hantman	onsite
12	vacuum sausage stuffer	VF680	1	600,880.90	558,438.08	2008.12		Hantman	onsite
13	Right-angle- meat mincer	BJRJ-160A	1	575,287.86	534,636.86	2008.11		hangzhou	onsite
14	Mincer☐	ww2002	1	566,686.07	529,732.41	2008.12		LASKA	onsite
15	Mixer	KRJB-1200A	1	416,995.41	389,803.09	2008.12		jiaying	onsite
16	Ice machine	LT-2500	1	410,000.00	380,172.47	2008.11		Nantong	onsite
17	de-airing mixer	KRJN-1600A	1	406,400.00	376,834.37	2008.11		jiaxing	onsite
18	de-airing mixer	KRJN-1600A	1	406,400.00	376,834.37	2008.11		jiaxing	onsite

Ex 10.4 - 18

融资租赁合同（回租）

19	Ice machine	LT-2500	1	390,000.00	361,627.50	2008.11	nantong	onsite
20	saline injection machine	IMAZ350	1	321,523.16	300,556.60	2008.12	shude	onsite
21	saline injection machine	IMAZ350	1	321,523.15	300,556.59	2008.12	shude	onsite
22	Gas pipe lines		1	260,000.00	255,796.66	2009.6		onsite
23	low pressure cycle machine		1	90,100.00	89,060.98	2009.6		onsite
24	Low pressure cycle barrel		1	90,100.00	89,060.98	2009.6		onsite
25	Low pressure cycle barrel		1	90,100.00	89,060.98	2009.6		onsite
26	Low pressure cycle barrel		1	90,100.00	89,060.98	2009.6		onsite
27	de-airing mixer	KRJN-1600A	1	88,000.00	85,866.01	2009.5	jiaxing	onsite
28	de-airing mixer	KRJN-1600A	1	88,000.00	85,866.01	2009.5	jiaxing	onsite
29	de-airing mixer	KRJN-1600A	1	88,000.00	85,866.01	2009.5	jiaxing	onsite
II.Production equipments in No. 2 prepared-food production department
30	smoking oven		1	585,000.00	542,441.25	2008.11		onsite
31	smoking oven		1	585,000.00	542,441.25	2008.11		onsite
32	smoking oven		1	536,000.00	497,005.98	2008.11		onsite
33	smoking oven		1	536,000.00	497,005.98	2008.11		onsite
III.Production equipments in No. 3 prepared-food production department
34	Dual-network tunnel Freezer		1	735,042.70	717,217.92	2009.5	Xiamen	onsite
VI. No. 4 prepared food production departments
35	near infrared spectroscopy		1	935,000.00	866,978.74	2008.11		onsite
36	Rolling Packer	DZ-1100	1	193,000.00	190,227.27	2009.5	zhucheng	onsite
37	Rolling Packer	DZ-1100	1	193,000.00	190,227.27	2009.5	zhucheng	onsite
38	Rolling Packer	DZ-1100	1	193,000.00	190,227.27	2009.5	zhucheng	onsite
39	Rolling Packer	DZ-1100	1	193,000.00	190,227.27	2009.5	zhucheng	onsite
40	Rolling Packer	DZ-1100	1	193,000.00	190,227.27	2009.5	zhucheng	onsite
41	Rolling Packer	DZ-1100	1	193,000.00	190,227.27	2009.5	zhucheng	onsite
42	Rolling Packer	DZ-1100	1	193,000.00	190,227.27	2009.5	zhucheng	onsite

Ex 10.4 - 19

融资租赁合同（回租）

V.No. 1-4 prepared food production departments
43	high and low-voltage switchgear		1	1,030,000.00	1,013,348.34	2009.6		onsite
44	high and low-voltage switchgear		1	1,080,000.00	1,001,430.00	2008.11		onsite
45	Main cable installation		1	760,000.00	704,710.01	2008.11		onsite
46	Main cable		1	660,000.00	649,330.00	2009.6		onsite
VI.No. 1-6 cooling plants and cold storages
47	Fluorine refrigeration, air-conditioning system installation		1	15,917,280.00	14,788,984.63	2008.12		Henan Zhongpin Food Share Co.,Ltd.(on site)
48	Fluoride, ammonia refrigeration		1	5,800,000.00	5,706,233.36	2009.6	Yantai Moon Co., Ltd.	onsite
49	Ammonia Refrigeration System Installation		1	2,930,000.00	2,716,842.50	2008.11		onsite
50	Liquid ammonia screw chillers		1	528,000.00	521,932.75	2009.6	Yantai	onsite
51	evaporated condenser	TZFL-1240	1	510,000.00	504,139.58	2009.6	luoyang	onsite
52	Evaporative condensing machine	TZFL-1240	1	510,000.00	504,139.58	2009.6	luoyang	onsite
53	Evaporative condensing machine	TZFL-1240	1	510,000.00	504,139.58	2009.6	luoyang	onsite
54	Evaporative condensing machine	TZFL-1240	1	510,000.00	504,139.58	2009.6	luoyang	onsite
55	Liquid ammonia screw chillers		1	504,000.00	498,609.30	2009.6	Yantai	onsite
56	Liquid ammonia screw chillers		1	466,000.00	461,079.35	2009.6	Yantai	onsite
57	Liquid ammonia screw chillers		1	466,000.00	460,678.59	2009.6	Yantai	onsite
58	Liquid ammonia screw chillers		1	466,000.00	460,678.59	2009.6	Yantai	onsite
59	Liquid ammonia screw chillers		1	466,000.00	460,678.59	2009.6	Yantai	onsite
60	Liquid ammonia screw chillers		1	466,000.00	460,678.59	2009.6	Yantai	onsite
61	Liquid ammonia screw chillers		1	384,000.00	379,587.45	2008.11	Yantai	onsite
62	Liquid ammonia screw chillers		1	336,000.00	332,139.02	2009.6	Yantai	onsite
63	Liquid ammonia screw chillers		1	288,000.00	283,889.05	2009.6	Yantai	onsite
64	liquid reservoir		1	182,150.00	180,064.09	2009.6	Henan	onsite

Ex 10.4 - 20

融资租赁合同（回租）

65	liquid reservoir	1	182,150.00	180,064.09	2009.6	Henan	onsite
66	Siphon pot	1	124,800.00	123,365.93	2009.6	Henan	onsite
67	intercooler	1	104,900.00	103,694.66	2009.6	Henan	onsite
68	ammonia storage tank	1	91,600.00	90,516.70	2009.6	Henan	onsite
	Total		59,762,184.95	56,618,949.96

Party A: CMB Financial Leasing Co., Ltd.  (common seal)

Party B: Henan Zhongpin Food Share Co., Ltd. (common seal)

Ex 10.4 - 21

融资租赁合同（回租）

Appendix Two

Rental Payment Schedule

currency：RMB  unit：Yuan
Purchase price		(RMB40,000,000.00)
lease commence date		payment date for the purchase price of leased equipment
Rental term		three year
Interest	9% less than benchmark rate	Nominal price of rental equipment	(RMB 1.00 ) RMB 1.00
commission charge		(RMB600,000.00)
Interest Rate of Deposits: No。		Deposits: (RMB3,200,000.00 )
Rents phase		Due rental payments per period	remark
Initial		0	first rental payment
First installment		RMB3,605,464.59
Second installment		RMB3,605,464.59
Third installment		RMB3,605,464.59
Forth installment		RMB3,605,464.59
Fifth installment		RMB3,605,464.59
Sixth installment		RMB3,605,464.59
Seventh installment		RMB3,605,464.59
Eighth installment		RMB3,605,464.59
Ninth installment		RMB3,605,464.59
Tenth installment		RMB3,605,464.59
Eleventh installment		RMB3,605,464.59
Twelfth installment		RMB3,605,464.59	Deposits offset rents
Total rents		RMB43,265,575.08

Party A: CMB Financial Leasing Co., Ltd. (common seal)

Party B: Henan Zhongpin Food Share Co., Ltd.(common seal)

Ex 10.4 - 22

融资租赁合同（回租）

Appendix Four

Rents Adjustment Notice

According to the adjusted benchmark interest rates for loans by CMB on date of _______, lessor should, based on the provisions listed in article 6.3 of No.___’Financial leasing agreement’, adjust all rental payments from the ___installments as following, the lessee is requested to pay lessor rents according to the " adjusted rental payments" presented in the following table:

Number of installment	Payment date	Pre-adjusted rent	Adjusted rent
___Installment
____installment
…

   lessor: CMB Financial leasing Co., Ltd
(common seal)
Date:

Ex 10.4 - 23